EXHIBIT 32.1
                                  CERTIFICATION

            Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Manchester Technologies, Inc. ("Manchester"), that, to his knowledge, the Quarterly Report of Manchester on Form 10-Q for the period ended October 31, 2004, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Manchester. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to Manchester and will be retained by Manchester and furnished to the Securities and Exchange Commission or its staff upon request.

Date:   December 13, 2004       /S/   Barry R. Steinberg
                               ----------------------------
                               Barry R. Steinberg
                               President and Chief Executive Officer


Date:   December 13, 2004       /S/      Elan Yaish
                                -------------------------------------------
                               Elan Yaish
                               Vice President-Finance, Chief Financial Officer and Principal Accounting Officer